                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             RAYTECH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                        May 29, 2003




Dear Stockholder:

         We invite you to attend Raytech Corporation's annual stockholders' meeting. The meeting will be held at 10:00 AM on Thursday, June 19, 2003 at the Hilton Garden Inn, 25 Old Stratford Road, Shelton, CT.

         At the meeting, stockholders will vote on election of directors, ratification of PricewaterhouseCoopers LLP as the Company's accountants for 2003, and an amendment to the Company's certificate of incorporation.

         Whether or not you plan to attend, please submit your proxy by completing, signing and dating the proxy card and returning it in the enclosed envelope.

         Thank you for your support of Raytech Corporation.

                                        Sincerely,




                                        Albert A. Canosa
                                        President and
                                        Chief Executive Officer

Raytech Corporation
Four Corporate Drive, Suite 295
Shelton, CT 06484

NOTICE OF ANNUAL MEETING

Dear Stockholder:

The annual meeting of stockholders of Raytech Corporation ("Raytech") will be held at the Hilton Garden Inn, 25 Old Stratford Road, Shelton, Connecticut, on Thursday June 19, 2003 at 10:00 AM.

At the meeting, stockholders will be asked to:

         -        elect directors,

         - ratify the selection of Raytech's independent accountants for 2003,

         - approve a proposed amendment to Raytech's certificate of incorporation, and

         - consider any other business properly brought before the meeting or any adjournments thereof.

The close of business on April 24, 2003 is the record date for determining stockholders entitled to notice of and to vote at the annual meeting, including postponements or adjournments of the meeting. A list of these stockholders will be available at Raytech's headquarters at the address at the top of this notice. The approximate date on which the proxy statement and form of proxy were first sent or given to stockholders of Raytech was May 29, 2003.

Please help Raytech prepare for the meeting by signing, dating and promptly returning the enclosed proxy card in the enclosed postage-paid return envelope so that your shares will be represented whether or not you attend the annual meeting.

By Order of the Board of Directors



Edgar P. DeVylder
Corporate Secretary

                               RAYTECH CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 19, 2003

ABOUT THE ANNUAL MEETING AND THIS PROXY SOLICITATION

Raytech Corporation's Board of Directors is providing this proxy statement to you to solicit proxies to be voted at the 2003 Annual Meeting of stockholders of Raytech Corporation ("Raytech", the "Company", "we" or "us"). The meeting will be held at the Hilton Garden Inn, 25 Old Stratford Road, Shelton, CT 06484, on Thursday June 19, 2003 at 10:00 AM local time. The proxies may also be voted at any adjournments or postponements of the meeting.

Execution of a proxy will not affect a stockholder's right to attend the meeting and will not affect a stockholder's right to vote at the meeting if the stockholder revokes the proxy at or before the meeting.

At the close of business on April 24, 2003 (the "record date") there were outstanding 41,701,554 shares of Common Stock, par value $1.00 per share, of Raytech ("Raytech Common Stock"). Each of these shares is entitled to one vote on each matter presented at the meeting. Only stockholders of record at the close of business on April 24, 2003 will be entitled to vote at the meeting.

The mailing address of the principal executive offices of Raytech Corporation is Four Corporate Drive, Suite 295, Shelton, CT 06484. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is May 29, 2003.

QUESTIONS AND ANSWERS ABOUT VOTING

WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or proxy card.

WHAT IS A PROXY STATEMENT?

It is a document that the United States Securities and Exchange Commission ("SEC") regulations require Raytech to give you when we ask you to sign a proxy card designating Raytech representatives as proxies to vote on your behalf at a meeting of stockholders. If you sign and return a proxy card to Raytech before the meeting, the Raytech representatives who will vote on your behalf as your proxy at the meeting will be Albert A. Canosa, President and Chief Executive Officer, Edgar P. DeVylder, Vice President of Administration, General Counsel and Secretary, or the designee of either of them.

HOW DO I VOTE?

You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy, please fill out the enclosed proxy card, date and sign it, and return it to Raytech in the enclosed U.S. postage-paid return envelope. If you want to vote at the meeting, and you hold your Raytech stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring it to the meeting.

CAN I CHANGE MY VOTE?

Yes. Any stockholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time before the proxy is voted. Just send in a new proxy card with a later date or send a written notice of revocation to Raytech's Corporate Secretary at the address set forth above. If you attend the meeting and want to vote in person, please so notify the inspector of elections or the Corporate Secretary so that your proxy may be revoked before the vote is taken.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a proxy card without indicating your vote, your shares will be voted for the nominees for director listed on the card, for ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as independent accountants for 2003, and for the proposal to amend Raytech's Amended and Restated Certificate of Incorporation.

WHAT IF I VOTE TO "ABSTAIN"?

A vote to "abstain" on any matter other than the election of directors will have the effect of a vote against such matter.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE MEETING?

If you don't vote your shares held in street name and your broker has discretionary authority to vote your shares, your broker can vote your shares on any of the matters scheduled to come before the meeting, other than any stockholder proposals. If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be broker nonvotes, which will have no effect on the vote for any matter to be considered at the meeting. If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

If any other matters are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy in the manner described above until it is voted.

WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE ELECTION OF THE DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

In voting on the election of nine directors to serve until the 2004 Annual Meeting of Stockholders you may:

         (a)      vote for all nine nominees,

         (b)      vote to withhold votes as to all nominees, or

         (c)      vote to withhold votes as to specific nominees.

Directors will be elected by a plurality vote.

The Raytech board recommends a vote "FOR" each of the nominees.

WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PWC AS RAYTECH'S INDEPENDENT ACCOUNTANTS FOR 2003, AND WHAT VOTE IS NEEDED TO RATIFY THEIR APPOINTMENT?

In voting on the ratification of the selection of PwC as Raytech's independent accountants for 2003, you may:

         (a)      vote for ratification,

         (b)      vote against ratification, or

         (c)      abstain from voting on the ratification.

The proposal to ratify the appointment of PwC as Raytech's independent accountants for 2003 will require approval by a majority of the votes cast by the holders of Raytech Common Stock voting in person or by proxy at the meeting.

The Raytech board recommends a vote "FOR" this proposal.

WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE APPROVAL OF AN AMENDMENT TO ARTICLE SEVENTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RAYTECH, AND WHAT VOTE IS NEEDED TO APPROVE THE AMENDMENT?

In voting on the approval of an Amendment to Article SEVENTH of the Amended and Restated Certificate of Incorporation of Raytech, you may:

         (a)      vote for approval of the Amendment,

         (b)      vote against approval of the Amendment, or

         (c)      abstain from voting on approval of the Amendment.

The proposal to approve an Amendment to Article SEVENTH of the Amended and Restated Certificate of Incorporation of Raytech will require approval by three-fourths of the outstanding shares of Raytech Common Stock.

The Raytech board recommends a vote "FOR" this proposal.

ELECTION OF DIRECTORS

BOARD OF DIRECTORS

Raytech Corporation is governed by a board of directors (the "Board") and various committees of such Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and through telephone contact and other communications with the Chairman, the Chief Executive Officer and others regarding matters of concern and interest to Raytech. During 2002, there were six regular meetings of the Board. Each Director attended at least 75% of the meetings of the Board and committees of the Board on which he served.

The Raytech Amended and Restated Certificate of Incorporation currently provides that the board of directors shall consist of not more than eleven (11) and not less than three (3) directors, as such number may be fixed by the board of directors from time to time.

On May 1, 2003, the Board determined that it shall consist of ten directors and that there shall be nine directors elected at the meeting.

The Board has nominated each of Albert A. Canosa, Robert F. Carter, Archie R. Dykes, David N. Forman, John H. Laeri, Jr., Stanley J. Levy, Richard A. Lippe, Gene Locks and John J. Robbins to stand for reelection at the annual meeting of stockholders to hold office until our 2004 Annual Meeting and until his successor is elected and qualified. We have no reason to believe that any of these nominees for director will be unable or unwilling for good cause to serve if elected. However, if any of these nominees should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors nominated to stand for election at the meeting.

Under Raytech's Second Amended Plan of Reorganization that the U.S. Bankruptcy Court confirmed on August 31, 2000 and made effective April 18, 2001, Kevin S. Flannery was appointed to hold office as a director for a term of three years and until his successor is elected and qualified. Mr. Flannery is 58 years old and is President of Whelan Financial Corporation, Chairman of Telespectrum, Inc., and a Director of Palatin Technologies, Inc., Sarcom Inc., Centis Corporation, Sheffield Steel Corporation and Geneva Steel Corporation.

THE NOMINEES FOR THE BOARD OF DIRECTORS

The following tables give information - provided by the nominees - about their principal occupation, business experience for the past five years and other matters. Unless otherwise indicated, each nominee has held his current position for at least the past five years. There is no family relationship among any of the nominees for election as directors, any continuing directors or any executive officers of the Company.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING NOMINEES.

                                        Position, Principal Occupation, Business
Name and Age at Record Date                    Experience, Directorships                    First Became Director
---------------------------                    -------------------------                    ---------------------
Albert A. Canosa                   President and Chief Executive Officer, Raytech                    1998
57                                 Corporation; Previously, Vice President of
                                   Administration, Treasurer and Chief Financial
                                   Officer, Raytech Corporation; Trustee, Quinnipiac
                                   University

Robert F. Carter                   Attorney, Carter & Civitello                                      2001
57

Archie R. Dykes                    Chairman and Chief Executive Officer, Capital City                2002
72                                 Holdings, Inc.; Senior Chairman, Pepsi-Americas,
                                   Inc.; Non-Executive Chairman and Director, Fleming
                                   Companies, Inc.; Director, Midas, Inc.

David N. Forman                    President, Marsh Island Co., Inc.; President, DBL                 2002
65                                 Land Co., Inc.; Treasurer, NBAC, Inc.; Director,
                                   The Collaborative Group Ltd.

John H. Laeri, Jr.                 Chairman, Meadowcroft Associates, Inc.; President                 2001
67                                 and Chief Executive Officer, The GolfCoach, Inc.;
                                   Chairman and Director, Celotex Corp. since 2001;
                                   Chairman and Director, Claims Processing Facility,
                                   Inc.

Stanley J. Levy                    Attorney, Levy Phillips & Konigsberg LLP                          2001
68

Richard A. Lippe                   Attorney, Meltzer, Lippe, & Goldstein, P.C.                       2002
65

Gene Locks                         Attorney, Greitzer and Locks                                      2001
66

John J. Robbins                    Accountant, retired partner of Kenneth Leventhal                  2003
64                                 and Company; Director, Hovnanian Enterprises since
                                   2001

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board has designated Audit, Compensation, Corporate
Governance/Nominating and Special Committees.

         The Audit Committee held nine meetings during 2002. This Committee's principal responsibilities include the appointment, compensation, terms, termination, oversight and evaluation of independent auditors; pre-approval of non-audit services of the independent auditor; review of the independence of the independent auditor; review of the Company's annual audited financial statements and quarterly unaudited interim financial statements; review of the financial reporting process, the system of internal controls, the internal audit process, and the process for monitoring compliance with applicable laws and regulations; maintenance of effective working relationships with the Board, management and the independent auditor; and review of audit reports. Each member of the Audit Committee is independent and qualified as required by the New York Stock Exchange listing standards. The members of the Audit Committee are Kevin S. Flannery, David N. Forman, John H. Laeri, Jr., and, since May 1, 2003, John J. Robbins.

         The Compensation Committee held six meetings during 2002. This Committee's responsibilities are to establish the compensation and evaluate the performance of the Chief Executive Officer and senior executives, recommendation of compensation plans for senior executives, and the granting and administration of benefits under the various employee benefit plans of Raytech and its subsidiaries. The members of the Compensation Committee are Robert F. Carter, Stanley J. Levy, Richard A. Lippe and Gene Locks.

         The Corporate Governance/Nominating Committee was formed in September 2002 and held one meeting during 2002. This Committee is responsible for considering and making recommendations to the Board concerning the size, functions and needs of the Board, including screening candidates for nomination as director. Additional functions include consideration and review of matters of corporate governance. The Corporate Governance/Nominating Committee's will not consider nominees recommended by stockholders. The members of the Corporate Governance/Nominating Committee are Archie R. Dykes and Stanley J. Levy.

         The Special Committee was first formed in January 2002 with responsibilities to review particular potential transactions as designated by the Board. It held six meetings during 2002. The Special Committee was dissolved in December 2002.

DIRECTORS' COMPENSATION

         The Directors' compensation includes an annual retainer of $25,000 (except the Chairman of the Board receives an annual fee of $75,000) and non-chair committee members receive an additional annual fee of $2,000 for each committee appointment (except that non-chair Audit Committee members receive an additional annual fee of $4,000). The annual retainer for the chair of each committee is $5,000(except for the annual fee for the chair of the Audit Committee which is $10,000). In addition, each Director receives $1,500 for each Director's meeting attended and $1,500 for each committee meeting attended. There is no minimum attendance rule and any Director that misses all meetings would still receive the annual fee.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of April 24, 2003, the number and percentage of shares of stock for each person known by Raytech to be the beneficial owner of 5% or more of the outstanding shares of Raytech Common Stock. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to shares beneficially owned by them.

                                                     Amount and Nature of
    Name and Address of Beneficial Owner             Beneficial Ownership                Percent of Class
    ------------------------------------             --------------------                ----------------
Raytech Corporation Asbestos Personal Injury              34,584,432                          82.93%
Settlement Trust

United States Environmental Protection Agency              2,300,868                           5.52%

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth, as of April 24, 2003, the number of outstanding shares of Raytech Common Stock beneficially owned by each director and nominee for director, Raytech's Chief Executive Officer and Raytech's three other most highly compensated executive officers individually; and all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder. As noted below, Raytech only has four executive officers.

                                 Amount and Nature of
            Name                 Beneficial Ownership       Percent of Class
            ----                 --------------------       ----------------
Albert A. Canosa                     161,781 (a)                  .39%

Robert F. Carter                           0                        0

Archie R. Dykes                            0                        0

Kevin S. Flannery                          0                        0

David N. Forman                            0                        0

John H. Laeri, Jr.                         0                        0

Stanley J. Levy                            0                        0

Richard A. Lippe                           0                        0

Gene Locks                                 0                        0

John J. Robbins                            0                        0

John B. Devlin                             0                        0

Harold L. Pope                             0                        0

Edgar P. DeVylder                          0                        0

All Directors and Executive          161,781 (b)                  .39%
Officers as a Group

(a) Total includes 126,363 shares with respect to which Mr. Canosa has the option to purchase within 60 days.


(b) Total includes 126,363 shares with respect to which the Directors and Executive Officers as a group have the option to purchase within 60 days.

RELATED PARTY TRANSACTIONS

        Pursuant to an Amended and Restated Tax Benefits Assignment and Assumption Agreement (the "Agreement"), all tax benefits, received by the Company under its Second Amended Plan of Reorganization that the U.S. Bankruptcy Court confirmed on August 31, 2000 and made effective April 18, 2001 (the "Plan"), have been assigned to the Raytech Corporation Asbestos Personal Injury Settlement Trust (the "PI Trust"), the holders of Environmental Claims and the holders of any other Allowed Unsecured Claims (collectively, the "Unsecured Creditors") and are payable to the Unsecured Creditors as received. Also, pursuant to the Agreement, the Company assigned to the Unsecured Creditors all tax benefits that the Company receives when it satisfies $11.2 million of underfunding liabilities relating to the Raymark pension plans, the value of which tax benefits are payable to the Unsecured Creditors as received. At March 30, 2003, the Company had net operating loss carry forwards of $74.8 million and tax credit carry forwards of $1.2 million. Such net operating loss carry forwards are allocated between the Company and the Unsecured Creditors in the amounts of $2.8 million and $72.0 million, respectively. Additionally, future payments to the Unsecured Creditors will create additional tax deductions, which will inure to the benefit of the Unsecured Creditors in accordance with the Agreement. These include deductions for payments to the Unsecured Creditors of tax benefits associated with the utilization of the net operating losses assigned to the Unsecured Creditors, and contributions made to the Raymark pension plans. If the Company generates additional losses in future periods, exclusive of losses attributable to the payments discussed above, those losses will be retained by the Company. The method to be used in allocating current and future operating losses, if any, between the Unsecured Creditors and the Company has not yet been determined. At March 31, 2003, the Company's financials showed $42.4 million of additional tax recoveries expected to be received in future periods as deferred tax assets and a deferred payable to the PI Trust.

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Name and Age at Record Date        Positions Held                                           First Became an Officer
---------------------------        --------------                                           -----------------------
Albert A. Canosa                   President and Chief Executive Officer, Raytech                    1986
57                                 Corporation; Previously, Vice President of
                                   Administration, Treasurer and Chief Financial
                                   Officer, Raytech Corporation; Trustee, Quinnipiac
                                   University

John B. Devlin                     Vice President, Treasurer and Chief Financial                     1998
51                                 Officer

Edgar P. DeVylder                  Vice President, Administration, General Counsel and               2002
58                                 Secretary since 2002; Previously, Partner, Pepe &
                                   Hazard, 2001-2002; Counsel, Cummings & Lockwood,
                                   2000-2001; Vice President, General Counsel and
                                   Secretary, BTR, Inc., 1988-1999

Harold L. Pope                     Vice President since 2002; Previously General                     2002
56                                 Manager, AAC-Belcan, 2001-2002; Vice President,
                                   Automated Analysis Corporation, 1997-2001

EXECUTIVE OFFICERS COMPENSATION

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table identifies current, long-term and stock-related compensation paid to the Chief Executive Officer and the three most highly compensated executive officers for 2002 and two prior years:

                                                                                 Long-Term Compensation
                                                                                 ----------------------
                                                     Annual Compensation           Awards     Payouts     All Other
                                                    ----------------------         -------    -------
                                                    Salary          Bonus          Options     LTIP
 Name/Principal Position (1)    Year                  ($)            ($)              #          $         ($) (2)
 ---------------------------    ----                -------        -------         -------    -------     ---------
Albert A. Canosa                2002                321,352             --           --         --          13,449
President & Chief Executive     2001                311,352             --           --         --          12,248
Officer                         2000                298,800        311,352           --         --          15,429

John B. Devlin                  2002                187,377             --           --         --           8,937
Vice President,                 2001                168,451             --           --         --           8,439
Treasurer & Chief Financial     2000                161,771        162,865           --         --          10,684
Officer

Harold L. Pope (3)              2002                 30,121
Vice President                  2001                      0
                                2000                      0

Edgar P. DeVylder (4)           2002                 14,295
Vice President,                 2001                      0
Administration,                 2000                      0
General Counsel and Secretary

John J. Easton (5)              2002                189,938             --           --         --         327,108
                                2001                201,083             --           --         --          10,822
                                2000                199,056        201,083           --         --          14,222

LeGrande L. Young (6)           2002                202,818             --           --         --         479,388
                                2001                201,083             --           --         --           9,816
                                2000                197,706        201,083           --         --          13,216

(1)      Company has only four executive officers, including the CEO.

(2) The numbers stated for each year include Company contributions to Messrs. Canosa, Devlin, Easton and Young under its 401k defined contribution plan in the amounts of $8,000, $6,937, $7,597 and $7,621, respectively for 2002, $6,800, $6,742, $6,800 and $6,800, respectively, for 2001 and $10,200, $9,870, $10,200, and $10,200, respectively, for
         2000. The numbers stated for Messrs. Easton and Young in 2002 include pay relating to cessation of employment.

(3)      Mr. Pope was hired in November 2002.

(4)      Mr. DeVylder was hired in December 2002.

(5)      Mr. Easton was formerly a Vice President who retired in November 2002.

(6) Mr. Young was formerly Vice President, Administration, Secretary and General Counsel who retired in December 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                                      Value of
                                                                 Number of          Unexercised
                                                                Unexercised         In-the-Money
                             Shares                              Options at          Options at
                           Acquired on                            12/29/02            12/29/02
         Name             Exercise (#)   Value Realized ($)   Exercisable (#)     Exercisable ($)
         ----             ------------   ------------------   ---------------     ---------------
Albert A. Canosa (CEO)       33,418            202,847            126,363             259,044

John B. Devlin               22,000             46,340                 --                  --

John J. Easton (1)           32,059             73,736             34,507              70,739

LeGrande L. Young (2)        36,722            140,470             97,186             199,231

(1)  Employment ceased in November 2002

(2)  Employment ceased in December 2002

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and holders of more than 10% of the Company's Common Stock to file reports regarding beneficial ownership and changes in beneficial ownership with the SEC and the New York Stock Exchange, Inc. Based upon a review of the filings furnished to the Company and on representations from its directors and executive officers, all filing requirements of Section 16(a) of said Act were complied with during fiscal year 2002.

PERFORMANCE

ANNUAL REPORT

By now you should have received Raytech's 2002 Annual Report to Stockholders that we mailed to stockholders on about April 29, 2003. Please carefully read that report.

PERFORMANCE GRAPH

The following Performance Graph [Graph was used instead of table in proxy sent to Raytech stockholders]compares Raytech's cumulative total shareholder return on its common stock with certain indexes and peer groups for a five-year period:

                  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG RAYTECH CORPORATION, RUSSELL 2000 INDEX*
                  AND DOW JONES AUTO PARTS INDUSTRY GROUP INDEX*

                                                                    Dow Jones Auto
                                                Russell 2000     Parts and Equipment
                              Raytech               Index               Index
                              -------               -----               -----
         1997                   100                  100                 100
         1998                    52                  100                 101
         1999                    61                  120                  98
         2000                    40                  115                  73
         2001                    45                  117                  93
         2002                   115                   91                  82



* Based on closing index on the last trading day of the calendar year. Assumes $100 invested on December 31, 1997 in Raytech Common Stock, Russell 2000 Index, and Dow Jones Auto Parts Industry Group Index.

         The preceding Performance Graph compares the Company's cumulative total shareholder return on its common stock with the Russell 2000 Index and the Dow Jones Auto Parts Industry Group Index. The Russell 2000 Index was selected as a broad equity market index comparison in place of the Dow Jones Global Index U.S. because the Company has been included in the Russell 2000 Index since 2002 and such Index includes companies that are of comparable market capitalization. The Company is unable to compare its performance with the Dow Jones Global Index U.S. because that index is no longer available. The Dow Jones Auto Parts Industry Group Index was selected because that index includes companies that trade in the same industry and have similar market capitalizations as the Company. Also the Dow Jones Auto Parts Group Index was selected in lieu of a Company-constructed peer group index because of difficulties encountered in presenting the requisite peer comparison due to a very limited peer group and limited public information about such peers which tend to be privately held companies or subsidiaries or divisions of larger publicly held companies.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Raytech, consisting of four Directors, makes this report of its compensation policies applicable to the executive officers and the basis for the Chief Executive Officer's compensation for the last completed fiscal year.

         The compensation philosophy of the Compensation Committee is based upon the premise that all salaried personnel should be eligible to receive additional compensation for outstanding contribution to Raytech and consists of the following two elements: a fixed base salary and a management incentive in variable amounts in accordance with the levels of eligibility and performance criteria. The objectives under this philosophy are to maintain an equitable internal classification of positions by grade, to maintain compensation opportunity equal to or greater than the competition, to provide for aggregate compensation related to performance achievement, to maintain an effective system of salary planning and control and to provide executives with the opportunity to earn additional compensation based on achievement of certain goals for Raytech and its stockholders attributable to excellence in management and performance.

         To accomplish the compensation objectives, all salaried positions, including the Chief Executive Officer, are graded to reflect level of responsibility inherent in the position and market value. The grading takes into account the following factors: organizational relationships, knowledge requirements, impact potential on corporate profitability, scope of monetary responsibility and managerial control and the areas of functional responsibility requiring direction. The Compensation Committee considers all such factors but places no relative weight on any of the factors. Though the determination of executive compensation is performed in an organized manner, using documented criteria as referenced below, the Compensation Committee retains full discretionary authority in establishing executive compensation.

         The base salary for executive officers is set in relation to the base salary policy and practice of other bonus paying employers in the metalworking/fabricating industry. The data source for determining the base salary practice of bonus paying employers is Hewitt Associates Total Compensation Measurement Survey, which resulted from an integration of Management Compensation Services Project 777 Study and Hewitt's Compensation Data Base used in the past. This data source was selected as a model for executives' salaries based upon the similarities of industry, operations and products to Raytech and the prestige of the sponsoring firm. Special pay practice surveys may be conducted if the Compensation Committee deems it appropriate in its discretion but no such survey has been conducted within the last three years. The other bonus paying employers used in establishing the base salary of executives are listed in the referenced Total Compensation Measurement Survey. Of all industry groups of corporations set forth in the Total Compensation Measurement Survey, the metalworking/fabricating group was determined by the Compensation Committee to be the closest and most fitting in type of operations, products and job responsibilities to Raytech. The base salaries of executive officers, including the Chief Executive Officer, were generally low compared to those in the selected group listed. Since this base salary tends to be lower than the salary policy of non-bonus paying employers, comparable levels of total compensation are achieved or exceeded only when the variable element of compensation is added to the base. To strengthen the executives' commitment to improvement of the financial performance of Raytech, the amount available for distribution as variable compensation in any year is determined by either the return on equity or earnings before tax at the Board's discretion. The formula necessitates that Raytech achieve a stipulated earnings before tax or return on equity goal before variable compensation is paid.

         In accordance with the philosophy recited above, the Board stipulated earnings before tax goals in each of the fiscal years 2000, 2001 and 2002 based upon a Board approved Business Plan for each year.

The stipulated earnings before tax goal was achieved for the year 2000 but not for 2001 and 2002 resulting in variable compensation or bonuses being paid to the executive officers, including the Chief Executive Officer, as well as other key employees, in amounts established in the variable compensation plan for the year 2000, but not for the years 2001 and 2002. The total compensation of the executive officers in the year in which variable compensation or bonuses were paid based on performance was high compared to the metal working/fabricating group in Hewitt's Total Compensation Measurement Survey grouping referenced above.

         The bonus opportunities in the fiscal years 2000, 2001 and 2002 for executive officers and the Chief Executive Officer were therefore based on the following factors:

         (i) Each such position was graded in accordance with the level of responsibility inherent in the position including market value, organizational relationships, knowledge requirements, impact on corporate profitability, scope of monetary responsibility, scope of managerial control and areas of functional responsibility, all as set forth in the established compensation plan and was determined to be eligible for participation in variable compensation.

         (ii) The executive officers' positions all received a grade providing for variable compensation eligibility of 75% or 100% of each executive officer's base salary.

         (iii) The Chief Executive Officer's position received a grade providing for variable compensation eligibility of 100% of the Chief Executive Officer's base salary.

         (iv) The corporate earnings before tax goals stipulated by the Board for 2000 were met and exceeded in the amount of 100% resulting in a variable compensation opportunity to each executive officer of 100% of 75% or 100% of each such officer's base salary and resulting in variable compensation opportunity to the Chief Executive Officer of 100% of 100% of such officer's base salary. Actual variable compensation awarded was then determined by the evaluation of performance of each officer to specific written objectives submitted at the beginning of each year.

         In addition to the variable compensation opportunities based upon achieving earnings before tax goals annually, the Variable Compensation Plan provides for long-term variable compensation opportunities for any three-year strategic planning period determined by earnings per share goals established at the Board's discretion. Being part of the Variable Compensation Plan, the strategic plan variable compensation program has an identical philosophy to the annual variable compensation program recited above. Additionally, the strategic plan variable compensation program is designed to (i) provide stockholder returns comparable to other high performance publicly traded companies; (ii) strengthen key management commitment to improve the long-term financial performance of Raytech; (iii) provide key management with a shareholder perspective; and (iv) focus key employee resources on technology driven growth.

         In accordance with the recited philosophy above, the Board stipulated annual earnings per share goals for the strategic planning period beginning 2000 through 2002. The stipulated earnings per share goals were achieved for the year 2000 but not 2001 and 2002 resulting in no long-term (three-year) variable compensation payouts to the executive officers, including the Chief Executive Officer, for the years 2001 and 2002.

         Raytech's contributions under the 401(k) defined contribution plan to the executive officers, including the Chief Executive Officer, were made to all participants in the plan in accordance with the operative provisions of said plan. Such provisions, which apply to all participants, provide for a basic company contribution, a matching company contribution and a supplemental company contribution. Only the supplemental company contribution is discretionary under the plan and if granted is made to all participants.

         Raytech currently has not established any policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. In the event such a policy is established, it will be included in this Compensation Committee Report on Executive Compensation.

                                        Compensation Committee

                                        Robert F. Carter
                                        Stanley J. Levy
                                        Richard A. Lippe, Chairman
                                        Gene Locks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Carter, Levy, Lippe and Locks served as members of the Compensation Committee in fiscal year 2002. None of such committee members (i) was, during fiscal year 2002, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No executive officer served as an officer, director, or member of a compensation committee of any entity for which an executive officer or director is a member of the Compensation Committee of the Company or the Company's Board of Directors.

AUDIT COMMITTEE REPORT

         In February 2000, the Board of Directors adopted a formal, written charter for the Audit Committee of the Board of Raytech. A copy of the charter was attached to the 2001 Proxy Statement. The Audit Committee is composed of outside Directors who are not officers or employees of Raytech or of its subsidiaries. In the opinion of the Board, and as "independent" is defined under the standards of the New York Stock Exchange, these Directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this Committee.

The Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the 2002 audited financial statements with Raytech's senior management and PwC, Raytech's independent auditor.

         2. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

         3. The Audit Committee received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PwC its independence from Raytech, including whether the provision of non-audit services by PwC to Raytech is consistent with maintaining the auditors' independence.

         4. For the fiscal year ended December 29, 2002, fees for services provided by PwC were $481,000 for audit services and $348,000 for all other, including tax assistance. There were no fees for Financial Information Systems Design and Implementation.

         5. Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Raytech, and the Board has approved, that the audited financial statements be included in Raytech's Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the SEC.

                                        Audit Committee

                                        K. S. Flannery
                                        D. N. Forman
                                        J. H. Laeri Jr., Chairman
                                        J. J. Robbins (Member since May 1, 2003)





APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

         The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the appointment by the Board of PwC as the independent accountant for Raytech in 2003. This recommendation is being presented to the stockholders for their ratification at the 2003 Annual Meeting of stockholders (the "Annual Meeting"). If the appointment of PwC is not approved by the affirmative vote of the holders of a majority of the shares of Raytech Common Stock voted at the Annual Meeting, the matter of appointment of independent accountants will be reconsidered by the Audit Committee, which will appoint independent accountants. Such appointment may, but need not, be submitted to the Company's stockholders for ratification. PwC served as the independent accountants for Raytech in 2002. A representative of PwC will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO DELETE ANY REFERENCE TO THE SIZE OF THE BOARD OF DIRECTORS

         The first sentence of Article SEVENTH of Raytech's Amended and Restated Certificate of Incorporation currently is written as follows: "The entire Board of Directors shall consist of not more than eleven and not less than three directors, as such number may be fixed by the Board of Directors from time to time." The same provision appears in Section 2.2 of Raytech's By-Laws.

         The General Corporation Law of the State of Delaware, Raytech's state of incorporation, does not require that the number of directors of the Board be stated in its certificate of incorporation.

         The Board believes that it is in the best interests of Raytech and its stockholders to delete any reference to the size of the Board from the Amended and Restated Certificate of Incorporation and to address the size of the Board in Raytech's By-Laws currently in effect to provide a more flexible and less expensive means by which to effectuate a change in the size of the Board in response to changing legal requirements and other goals that might be beneficial to Raytech and its stockholders.

         Therefore, the Board has proposed to amend the Amended and Restated Certificate of Incorporation to delete the first sentence of Article SEVENTH thereof.

         A copy of the Certificate of Amendment to Raytech's Amended and Restated Certificate of Incorporation, which sets forth the entirety of Article SEVENTH thereof, as amended, is attached hereto as Exhibit 1.

         Approval of the Amendment requires the affirmative approval or consent of the holders of at least 75% of the outstanding shares of Raytech Common Stock. As of April 24 2003, Raytech had 41,701,554 shares of Raytech Common Stock outstanding.

      DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE PRESENTED TO
                      2004 ANNUAL MEETING OF STOCKHOLDERS

         Any proposal intended to be presented by any stockholder for action at the 2004 Annual Meeting of Stockholders of Raytech must be received by the Secretary at Suite 295, Four Corporate Drive, Shelton, CT 06484, not later than January 30, 2004 in order for such proposal to be included in the Proxy Statement and proxy relating to the 2004 Annual Meeting of Stockholders. In addition, if a stockholder fails to provide Raytech notice of any stockholder proposal on or before April 6, 2004 then the Company's management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the 2004 Annual Meeting of Stockholders without any discussion of the matter in Raytech's proxy statement. Nothing in this paragraph shall be deemed to require Raytech to include in its Proxy Statement and proxy relating to the 2004 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for such inclusion established by the Securities and Exchange Commission at that time in effect.

SOLICITATION OF PROXIES

         Proxies will be solicited by mail and may also be solicited by personal interview, telephone, telegram, telefax and e-mail by Directors and regular officers and employees of Raytech who will not be additionally compensated therefor. In that connection, Raytech will arrange for brokerage houses, nominees and other custodians holding shares of Raytech Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them.

ADDITIONAL INFORMATION AVAILABLE

         Raytech has filed an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of the Form 10-K (without exhibits), without charge, by writing to Edgar P. DeVylder, Secretary, at Four Corporate Drive, Suite 295, Shelton, CT 06484.

                                        Raytech Corporation

                                        Edgar P. DeVylder
                                        Secretary

May 29, 2003

                                                                       EXHIBIT 1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               RAYTECH CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

         Raytech Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST: Article SEVENTH of the Corporation's Certificate of Incorporation, as amended and restated heretofore, is hereby amended by deleting Article SEVENTH in its entirety and replacing it with the following:

         "SEVENTH": On the effective date of the consummation of the Plan of Reorganization ("Effective Date"), each director shall be elected to hold office until the annual meeting of stockholders held in the following year and until his or her successor is elected and qualified. At each succeeding annual meeting of stockholders thereafter, or by written consent of the stockholders entitled to vote thereon in lieu of such meeting the successors of those directors whose terms of office are then expiring shall be elected to hold office for a term of one year and until their respective successors shall be elected and shall qualify. Notwithstanding the aforesaid on the Effective Date, the initial Board of Directors shall be constituted as follows: one director shall be appointed by the Equity Committee (as defined in Section 1.1.42 of the Plan of Reorganization) and the remaining directors shall all be appointed by the Creditors' Committee (as defined in Section 1.1.27 of the Plan of Reorganization), following consultation with the Corporation, the Future Claimants' Representative and the Governments (all as defined in Sections 1.1.27, 1.1.47 and 1.1.48, respectively, of the Plan of Reorganization). The Director appointed by the Equity Committee shall serve for a term of three years from the Effective Date; provided, however, that such Director's term will terminate earlier upon sale by the Asbestos Personal Injury Settlement Trust (as defined in Section 1.1.64 of the Plan of Reorganization) ("PI Trust") of its entire interest in the stock of the Reorganized Debtor provided the purchaser or purchasers have offered to purchase all remaining shares of the Common Stock not held by the PI Trust at the same price and upon the same terms and conditions as offered to the PI Trust as set forth in Section 7.11 of the Plan of Reorganization.

         Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may, except as otherwise required by law, be filled by the Board of Directors acting by three-fourths of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

         Notwithstanding any provision in this Certificate of Incorporation to the contrary, the provisions set forth in this Article SEVENTH may not be amended, altered, changed or repealed in any respect, unless such action is approved by the affirmative vote (or written consent) of holders of not less than three-fourths of the outstanding shares entitled to vote thereon."

         SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this day of June, 2003.

                                    RAYTECH CORPORATION



                                    By:_________________________________________
                                    Name:  Albert A. Canosa
                                    Title: President and Chief Executive Officer




                                        2